Exhibit n(2)

FORM OF

SCHEDULE I, DATED _____ __, ____, TO MULTIPLE CLASS OF SHARES PLAN FOR FIDELITY INSTITUTIONAL MONEY MARKET FUNDS, DATED _____ __, ____

COLCHESTER STREET TRUST

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Colchester Street Trust:
Domestic Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Fidelity Colchester Street Trust:
Government Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Fidelity Colchester Street Trust:
Money Market Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Fidelity Colchester Street Trust:
Tax-Exempt Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Fidelity Colchester Street Trust:
Treasury Only Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25
Fidelity Colchester Street Trust:
Treasury Portfolio
Class I	none	none	none
Select Class	none	0.00	0.05
Class II	none	0.00	0.15
Class III	none	0.00	0.25